Exhibit 99.4

BENEFICIAL OWNER ELECTION FORM

I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of rights (the “Rights”) to purchase shares of common stock, par value $0.01 per share (the “Common Shares”), of Babcock & Wilcox Enterprises, Inc. (the “Company”).

In Part I of this form, I (we) instruct you whether to exercise the Rights distributed pursuant to the terms and subject to the conditions set forth in the prospectus supplement dated April 11, 2018 (the “Prospectus Supplement”).

PART I

BOX 1.	Please do not exercise Rights.

BOX 2.	Please exercise Rights as set forth below:

Subscription Price

Number of Rights			Number of Common Shares	Subscription Price		Payment
____________	x 2.8	=	____________	x $2.00	=	$___________ (Line 1)
Total Payment Required = $____________
(Line 1 must equal total of amounts in Boxes 3 and 4)

BOX 3.	Payment in the following amount is enclosed: $____________

BOX 4.	Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No.
Amount to be deducted: $
Date:____________, 2018	Signature

Signature(s):

Signature(s):
(if held jointly)

Please type or print name(s) below: